SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2006

INTERNATIONAL SMART SOURCING, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14753	11-3423157
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

320 Broad Hollow Road Farmingdale, New York	11735
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 293-4650

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

          On May 12, 2006, the Company entered into agreement with Citibank N.A. to obtain bank financing in order to replace the existing line of credit with People’s Bank. Pursuant to the terms of the Agreement with Citibank, Citibank was to make available to the Company an uncommitted line of credit in an amount not to exceed $1,700,000, upon the execution of certain additional documents.

          On May 19, 2006, the Company became able to draw on the line of credit with Citibank due to the execution of the following documents: (i) a promissory note by the Company in favor of Citibank, (ii) corporate guaranties from Electronic Hardware Corp., Smart Sourcing Inc. and Compact Disc Packaging Corp., (iii) individual guaranties from David Kassel and Andrew Franzone, and (iv)  security agreements from Electronic Hardware Corp., Smart Sourcing Inc., Compact Disc Packing Corp. and the Company.

          The line of credit with Citibank expires on June 30, 2006.

Item 1.02 Termination of a Material Definitive Agreement

          On May 19, 2006 the line of credit with People’s Bank was terminated and paid in full.

Exhibits

10.1

Agreement between Citibank, N.A. and International Smart Sourcing, Inc., incorporated by reference to Exhibit 10.1  to the quarterly report on Form 10-QSB filed by International Smart Sourcing, Inc. on May 15, 2006.

10.2	Master Promissory Note by International Smart Sourcing, Inc. in favor of Citibank, N.A. dated May 19, 2006.

Signatures

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 22, 2006

INTERNATIONAL SMART SOURCING, INC.

By:	/s/ DAVID HALE

David Hale
Chairman of the Board of Directors, President and Acting Chief Financial Officer